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                                                                     EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS

                                       OF

                          SEACOAST BANKING CORPORATION
                                   OF FLORIDA


                               ARTICLE I - OFFICES

         The principal office of the Corporation in the State of Florida shall be located in the city of Stuart, County of Martin. The Corporation may have such other offices, either within or without the State of incorporation as the Board of Directors may designate or as the business of the Corporation may from time to time require.


                            ARTICLE II - STOCKHOLDERS

1.       ANNUAL MEETING

         The annual meeting of the Stockholders shall be held on a day set by the Board of Directors not later than April 30 of each year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.       SPECIAL MEETINGS

         Special meetings of the Stockholders, for any purpose or purposes unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten per cent (10%) of all votes entitled to be cast by all shares of Common Stock of the Corporation outstanding voting together as a single class.

3.       PLACE OF MEETING

         The Board of Directors may designate any place, either within or without the State unless otherwise prescribed by Statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State unless otherwise prescribed by statute, an the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

4.       NOTICE OF MEETING

         Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mall, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to
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each stockholder of record entitled to vote at such meetings. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

5.       CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

         For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.       VOTING LISTS

         The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares of each class held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7.       QUORUM

         At any meeting of stockholders a majority of all votes entitled to be cast by the holders of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.


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B.       PROXIES

         At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

9.       VOTING

         Each stockholder entitled to vote in accordance with the terms and provisions of the Restated Articles of Incorporation and these Bylaws shall be entitled to vote, in person, or by proxy, the appropriate number of votes as authorized by the Restated Articles of Incorporation for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Restated Articles of Incorporation or the laws of this State.

10.      ORDER OF BUSINESS

         The order of business at all meetings of the stockholders shall be as follows:

         1.       Roll call.

         2.       Proof of notice of meeting or waiver of notice.

         3.       Reading of minutes of preceding meeting.

         4.       Reports of Officers.

         5.       Reports of Committees.

         6.       Election of Directors.

         7.       Unfinished Business.

         8.       New Business.


                        ARTICLE III - BOARD OF DIRECTORS

1.       GENERAL POWERS

         The business and affairs of the Corporation shall be managed by its Board of Directors. The Directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of this State.


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2.       NUMBER, TENURE AND QUALIFICATIONS

         The number of directors of the Corporation shall be determined from time to time by the Board of Directors pursuant to a resolution duly adopted by the Board of Directors, but in no event shall the Corporation have less than five (5) directors nor more than fourteen (14) directors. The number of directors may also be changed by the Shareholders from time to time by amendment to these Bylaws, but no decrease in the number of directors shall have the effect of shortening the term of any such incumbent director. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.       REGULAR MEETINGS

         A regular meeting of the Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of stockholders. The Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.       SPECIAL MEETINGS

         Special meetings of the Directors may be called by or at the request of the President or any five directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

5.       NOTICE

         Notice of any special meeting shall be given at least three days previously thereto by written notice delivered personally, or by telegram or mailed to each Director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered with the telegram is delivered to the telegraph company. The attendance of the Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.       QUORUM

         At any meeting of the Board of Directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting a majority of the Directors present may adjourn the meeting from time to time without further notice.

7.       MANNER OF ACTING

         The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


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8.       NEWLY CREATED DIRECTORSHIPS AND VACANCIES

         Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. A Director elected to fill a vacancy caused by resignation, death or removal shall hold office for the unexpired term of his predecessor.

9.       REMOVAL OF DIRECTORS

         Any of all of the Directors may be removed for cause by vote of the stockholders or by action of the Board. Directors may be removed without cause only by vote of the stockholders.

10.      RESIGNATION

         A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer and the acceptance of the resignation shall not be necessary to make it effective.

11.      COMPENSATION

         The Board of Directors shall have the authority to fix the compensation of the Directors. Nothing therein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

12.      PRESUMPTION OF ASSENT

         A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

13.      EXECUTIVE AND OTHER COMMITTEES

         The Board of Directors, by resolution, May designate from among its members an Executive Committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the Board.

14.      TELEPHONE MEETINGS

         Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


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                              ARTICLE IV - OFFICERS

1.       NUMBER

         The officers of the Corporation shall be a President, a Vice-President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

2.       ELECTION AND TERM OF OFFICE

         The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.       REMOVAL

         Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the Corporation would be served, thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.       VACANCIES

         A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

5.       PRESIDENT

         The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the Stockholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, Certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.


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6.       VICE-PRESIDENT

         In the absence of the President or in event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of an be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

7.       SECRETARY

         The Secretary shall keep the minutes of the Stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Directors.

8.       TREASURER

         If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for the funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories and shall be selected in accordance with these Bylaws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

9.       SALARIES

         The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


                ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.       CONTRACTS

         The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


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2.       LOANS

         No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3.       CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for the payment of money, notes or other evidences or indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined resolution of the Board of Directors.

4.       DEPOSITS

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

             ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.       CERTIFICATES FOR SHARES

         Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2.       TRANSFERS OF SHARES

         (a) Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office or at the office of its Transfer Agent.

         (b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this State.


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                            ARTICLE VII - FISCAL YEAR

         The fiscal year of the Corporation shall begin on the 1st day of January in each year.

                             ARTICLE VII - DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                ARTICLE IX - SEAL

         The Board of Directors shall provide a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal."

                          ARTICLE X - WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Restated Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI - AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of two-thirds (2/3) of the Directors of the Corporation at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors when the proposed amendment has been set out in the notice of such special meeting.

                          ARTICLE XII - INDEMNIFICATION

         Section 12.1 Indemnification in Actions Other Than Those By or In the Right of the Corporation. The corporation shall indemnify any director of the corporation or any officer elected by the board of directors (and may indemnify any other officer or any employee or agent of the corporation) who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


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         Section 12.2 Indemnification in Actions By or In the Right of the
Corporation. The corporation shall indemnify any director of the corporation or any officer elected by the board of directors (and may indemnify any other officer or any employee or agent of the corporation) who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 12.3 Mandatory Indemnification of Expenses in Successful Defenses. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 12.1 or Section 12.2 of this Article XII, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         Section 12.4 Authorization for Indemnification. Any indemnification under Section 12.1 or Section 12.2 of this Article XII, unless pursuant to a determination by a court, shall be made by the corporation only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 12.1 or Section 12.2 above, as the case may be, and if indemnification is determined to be proper then, in the case of proposed indemnification of any person other than a director of the corporation or a board-elected officer, only as authorized in the specific case. Such determination or authorization shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding, (3) by a written opinion of independent legal counsel selected by the board of directors as described in (1) above or by the Committee as described in (2) above, or (4) by the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of stockholders who were not parties to such proceedings.

         Section 12.5 Advancement of Expenses. Expenses incurred by a director of the corporation or any officer elected by the board of directors in defending a civil or criminal proceeding shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article XII. Such expenses incurred by other officers, employees or agents of the corporation may, at the discretion of the board of directors, be so paid upon such terms and


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conditions, including receipt of the undertaking to repay as described above, as the board of directors deems appropriate.

         Section 12.6 Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and the corporation may take other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action by such a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

         (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

         (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit;

         (c) in the case of a director, a circumstance under which the liability provisions of Section 607.144 of the Florida General Corporation Act are applicable; or

         (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

         Section 12.7 Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article XII.

         Section 12.8 Meaning of Certain Terms for Purposes of Article XII. For purposes of this Article XII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise shall stand in the same position under this Article XII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XII, references to "other enterprises" shall include employee benefit plans; references to "expenses" shall include counsel fees, including those for appeal; references to "liability" shall


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include obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; references to "proceeding" shall include any threatened, pending or completed action, suit, or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal; references to "agent" shall include a volunteer; references to "serving at the request of the corporation" shall include any service as a director officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent, including duties relating to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article XII.

         Section 12.9 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 12.10 Severability. In the event that any of the provisions of this Article XII (including any provision within a single sections paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

         Section 12.11 Notification to Stockholders of Amounts Paid in Indemnification. If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the stockholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the time of delivery to stockholders of written notice of the next annual meeting of stockholders, unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each stockholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.


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
I, Dennis S. Hudson, III hereby certify that: (1) I am the duly authorized and empowered Secretary of Seacoast Banking Corporation of Florida (the "Corporation"); and (2) the foregoing Bylaws are the Bylaws of the Corporation, and all of these Bylaws, in the form and content as they appear above, are now lawfully in full force and effect.

I have hereunto affixed by official signature and the seal of the Corporation, in the city of Stuart, on this 30th day of May, 1997.


                                        /s/ Dennis S. Hudson, III
                                        ----------------------------------
                                        Dennis S. Hudson, III
                                        Secretary


STATE OF FLORIDA
COUNTY OF MARTIN

BEFORE the undersigned, a Notary Public of Florida, personally appeared Dennis
S. Hudson, III, the duly authorized and empowered Secretary of Seacoast Banking Corporation of Florida, to me well known, who acknowledged that he executed the foregoing certificate for the purposes set forth and established herein.

WITNESS my hand and seal of office this 30th day of May, 1997.


                                        /s/ Yvonne E. Miner
                                        ----------------------------------
                                        Notary Public, State of Florida
(NOTARY SEAL)                           My Commission Expires:




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